Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2009 relating to the consolidated financial statements of MYR Group, Inc., which appears in MYR Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-08325).

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 12, 2011